UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 7, 2005

                                   IPEX, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                  000-50774                  41-2052984
 (State or Other Jurisdiction    (Commission File           (I.R.S. Employer
      of Incorporation)              Number)             Identification Number)

             9255 Towne Centre Drive, Suite 235, San Diego, CA 92121
                (Address of principal executive offices)   (zip code)

                                 (858) 720-8000
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement

      On June 7, 2005, IPEX, Inc. (the "Company") entered into two separate purchase agreements for the purchase of certain intellectual property assets. The purchase of the intellectual property assets by the Company closed on June 29, 2005.

      The first purchase agreement, dated June 7, 2005, is between the Company, RGB Channel SRL, Massimo Ballerini, B Tech Ltd. and Emanuele Boni (the "RGB Agreement"). Under the RGB Agreement, the Company purchased image processing algorithms, encoder software, decoder software, digital image enhancement tools and encryption algorithms to enhance, compact, store, encrypt, stream and display digital image content over wireless networks and over the Internet (the "RGB Assets"). The Company purchased the RGB Assets from RGB Channel SRL. There is no material relationship, other than in respect of the transaction, between RGB Channel SRL and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer. The purchase price for the RGB Assets totaled $275,000 cash.

      The second purchase agreement, dated June 7, 2005, is between the Company, B Tech Ltd., Massimo Ballerini and Emanuele Boni (the "B Tech Agreement"). The technology purchased under the B Tech Agreement includes quadratic, circular transform algorithms, codes and formulas for image enhancement, compacting and content protection applications (the "B Tech Assets"). The purchased technology and formulas also include the concept of "floating pixels" versus a frame by frame system and the integration of sound into a digital image to stream live content for wireless systems based on 9,6Kbit/s and to be used on full display screens at less than 64Kbit/s (ISDN). The Company purchased the B Tech Assets from B Tech Ltd., Massimo Ballerini and Emanuele Boni. There is no material relationship, other than in respect of the transaction, between B Tech Ltd., Massimo Ballerini or Emanuele Boni and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer. The purchase price for the B Tech Assets totals $6,000,000 of the Company's common stock, with the number of shares of common stock to be issued based on the average of the closing bid and asked prices per share of the common stock as quoted on the OTC Bulletin Board for the five trading days prior to the closing date. The Company must issue such shares to the sellers under the B Tech Agreement 90 days after the closing date (the "Valuation Date"). On the Valuation Date, the Company will compute the average of the closing bid and asked prices per share of the common stock as quoted on the OTC Bulletin Board for the five trading days prior to the Valuation Date (the "Valuation Price Per Share"). The number of shares of common stock to be issued to the sellers on the Valuation Date will be adjusted by dividing $6,000,000 by the Valuation Price Per Share. In the event the Company sells, assigns or otherwise disposes of the B Tech Assets within 18 months of the closing date, the sellers under the B Tech Agreement will receive as an addition to the purchase price 25% of the consideration received in such sale, assignment or disposition, less $6,000,000, to be allocated as designated by the sellers. If 25% of the consideration received in a sale, assignment or disposition of the B Tech Assets is less than $6,000,000, no addition to the purchase price will be due to the sellers.

      In connection with the RGB Agreement and the B Tech Agreement, the Company entered into an escrow agreement with B Tech Ltd., Massimo Ballerini, Emanuele Boni, Wolfgang Grabher and Sichenzia Ross Friedman Ference LLP (as escrow agent). Under the escrow agreement, Mr. Grabher agreed to escrow such number of shares of common stock (the "Escrowed Stock") he owns in the Company valued at $6,275,000 based on the average of the closing bid and asked prices per share of the common stock as quoted on the OTC Bulletin Board for the five trading days prior to the closing date of the B Tech Agreement. On the Valuation Date, the number of shares of the Escrowed Stock will be adjusted by dividing $6,275,000 by the Valuation Price Per Share. Immediately after the Valuation Date, either
(a) Mr. Grabher must deposit additional shares of common stock with the escrow agent, or (b) the Company must instruct the escrow agent to return a specified number of shares of the Escrowed Stock to Mr. Grabher, based upon the adjustment of the number of shares of Escrowed Stock on the Valuation Date. The Company is in the process of obtaining independent third-party reports validating the RGB Assets and the B Tech Assets. In the event that the RGB Assets and the B Tech Assets are not validated within 180 days (or 270 days if the RGB Assets and/or the B Tech Assets are only partially validated after 180 days) of June 7, 2005, then the Escrowed Stock will be will be cancelled and returned to the Company's treasury stock. If the RGB Assets and the B Tech Assets are validated within such periods, then the Escrowed Stock will be returned to Mr. Grabher.

      In connection with the RGB Agreement and the B Tech Agreement, RGB Channel SRL, Massimo Ballerini, B Tech Ltd. and Emanuele Boni entered into a Covenant Not to Compete and Confidentiality Agreement. In this agreement, such parties agreed that they will not, without the prior written consent of the Company, compete, directly or indirectly, with the Company anywhere within the territory in which the Company conducts its business for a period of five years from June 7, 2005. In addition, such parties agreed that, for a period of five years, they will not disclose to any unauthorized person or use for their own account, anywhere within the geographical territory in which Company is marketing its services or products, any confidential information relating to the Company's business, without the prior written consent of the Company, unless and to the extent such information becomes known to or available for use by the public otherwise than as a result of their acts or omissions to act.

      In addition, the Company entered into an employment agreement with Massimo Ballerini, pursuant to which Mr. Ballerini will be employed as the Company's Vice-President of Research & Development. Mr. Ballerini's salary under the employment agreement is $84,000 per year. As additional compensation, subject to payroll deductions, Mr. Ballerini will be reimbursed for certain housing, transportation and relocation costs with an aggregate minimum value of $3,000 per month. Mr. Ballerini is also eligible to participate in employee benefit plans maintained by the Company solely at the discretion of the Company's Board of Directors (or committee of the Board maintained for such purpose) and subject to the terms of any definitive agreement with respect thereto. Mr. Ballerini's employment with the Company is on an "at-will" basis, which means either Mr. Ballerini or the Company can terminate the employment agreement at any time for any reason, with or without cause and with or without notice. If termination is without cause, Mr. Ballerini will be entitled to salary continuation and severance pay in the amount of three months salary. If termination is for cause, Mr. Ballerini will be entitled only to salary earned through the date of termination. Termination for cause is defined as (a) if Mr. Ballerini is derelict of his duties or if he commits any misconduct with respect to the Company's affairs and such dereliction or misconduct continues for a period of five days after the Company has given him written notice specifying such dereliction or misconduct, (b) if Mr. Ballerini commits an act constituting common law fraud or any crime, which could reasonably be expected to have an adverse impact on the Company, its business or assets, or (c) if Mr. Ballerini fails (otherwise than on account of illness or other incapacity) or refuses to carry out the reasonable directives of the Company's Board of Directors, and such failure or refusal continues for a period of five days after the Company has given him written notice specifying such directives and wherein he has failed or refused to carry out the same.

Item  2.01 Completion of Acquisition or Disposition of Assets.

      See Item 1.01.

Item  3.02 Unregistered Sales of Equity Securities.

      The shares of common stock issuable pursuant to the B Tech Agreement (described in Item 1.01) will be issued pursuant to the exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), Regulation D under the Securities Act and Regulation S under the Securities Act. The sellers under the B Tech Agreement who will receive shares under Regulation D each represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment. None of the sellers under the B Tech Agreement who will receive shares under Regulation S are U.S. persons as defined in Rule
902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates will contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item  9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number                                          Description
---------   --------------------------------------------------------------------
10.1        Purchase  Agreement,  dated June 7, 2005,  between IPEX,  Inc.,  RGB
            Channel SRL, Massimo Ballerini, B Tech Ltd. and Emanuele Boni

10.2 Purchase Agreement, dated June 7, 2005, between IPEX, Inc., B Tech Ltd., Massimo Ballerini and Emanuele Boni

10.3 Escrow Agreement between IPEX, Inc., B Tech Ltd., Massimo Ballerini, Emanuele Boni, Wolfgang Grabher and Sichenzia Ross Friedman Ference LLP

10.4        Employment of Massimo Ballerini dated June 7, 2005

10.5 Covenant Not to Compete and Confidentiality Agreement dated June 7, 2005 between IPEX, Inc. RGB Channel SRL, Massimo Ballerini, B Tech Ltd. and Emanuele Boni

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          IPEX, Inc.


Dated: July 5, 2005                       By:  /s/ Milton Ault
                                              ----------------------------------
                                          Name:    Milton "Todd" Ault, III
                                          Title:   Chairman and Acting Chief
                                                   Financial Officer